                                                                    Exhibit 10.2

                       SEPARATION AND SEVERANCE AGREEMENT

     This SEPARATION AND SEVERANCE AGREEMENT ("Agreement") is by and between
Larry Sayre ("You") and Collins Industries, Inc. ("the Company") and is
effective as of the Effective Date stated herein.

     WHEREAS You are currently employed by the Company;

     WHEREAS You and the Company wish to conclude Your employment with the
Company on the terms and conditions stated herein;

     NOW, THEREFORE, You and the Company (collectively "the parties") agree as follows:

     1. Your Separate Agreements. In exchange for the consideration stated in this Agreement, to which consideration You agree You are not otherwise entitled and which consideration You acknowledge as valid and sufficient, You agree:

     (a) For purposes of receipt of salary and benefits eligibility,You shall remain on Company's payroll through April 15, 2005.

     (b) To the maximum extent permitted by law and without exception, You release and waive any and all claims, demands, and/or causes of action
(collectively "claims") known or unknown, suspected or unsuspected, that, as of the Effective Date, You have or could have against the Company and/or any or all of its current and/or former parent corporations, current and/or former subsidiary corporations, current and/or former directors, current and/or former officers, current and/or former fiduciaries, current and/or former employees, current and/or former agents, current and/or former successors, current and/or former assigns, and/or other entities currently and/or formerly affiliated with or related to the Company (collectively hereinafter "the Company Affiliates").

     (c) The claims released and waived under this Agreement include, but are not limited to, any and all claims You and/or anyone acting on Your behalf hold or own or have at any time before the Effective Date held or owned against the
Company and/or the Company Affiliates, including but not limited to, to the maximum extent permitted by law, claims under any federal and/or state
Constitution; claims under any federal, state, and/or local common law, including claims sounding in tort and/or contract; claims under any federal, state, and/or local public policy; claims under the Employee Retirement Income
Security Act; claims under the Family and Medical Leave Act; claims under the
Equal Pay Act; claims for workers' compensation retaliation and/or discrimination; claims under the Fair Labor Standards Act and/or any other federal, state, and/or local wage payment law; claims for discrimination
(including harassment) and/or retaliation under any federal, state, and/or local law, including but not limited to 42 U.S.C. ss. 1981, Title VII of the Civil
Rights Act of 1964, the Civil Rights Act of 1991, the Americans with
Disabilities Act, the Age Discrimination in Employment Act, and/or any other federal, state, and/or local law, statute, ordinance, and/or regulation; claims under any and all other federal, state, and/or local laws, statutes, ordinances, regulations, and/or common law; and claims under any practice and/or policy of the Company, including but not limited to any benefit

plan of the Company and/or any of the Company Affiliates, except as otherwise provided in this Agreement.

     (d) The Company has not made any representations to You regarding the tax implication of any payments made pursuant to this Agreement, and any and all liability for Your portion of federal, state, and local taxes related to such payment remains with You, unless otherwise agreed to in writing by the Company.

     (e) (1) You will not communicate the contents of this Agreement or the circumstances or the discussions leading to this Agreement ("Confidential
Information") other than to Your immediate family members, to Your attorney, to
Your accountant, to governmental taxing authorities, or if compelled by a court of competent jurisdiction or otherwise required by law ("Authorized Persons");
(2) before You disclose any Confidential Information to any Authorized Persons,
You will inform them that the matter is confidential, that compliance with this confidentiality provision is a material condition of this Agreement, and that any disclosure of Confidential Information to persons or entities not authorized to receive it is a material breach of this Agreement; (3) if You are compelled to disclose any Confidential Information by a court of competent jurisdiction or otherwise, then You will give the Company's Human Resources Department as much notice as is reasonably practicable before such disclosure in the event the
Company wishes to intervene to protect its rights under this Agreement.

     (f) Except with the express written consent of the Company, You will not directly or indirectly communicate, divulge, or use, whether for Your benefit or for the benefit of any third party, any confidential and/or proprietary information concerning the Company's business, including but not limited to the
Company's operations, services, materials, policies, and the manner in which they are developed, marketed, and/or provided, attorney-client privileged information, attorney work product-privileged information, and any and all such other information regarded as trade secrets and/or confidential and/or proprietary information by the Company and/or under any applicable law, regulation, rule, and/or ethical guideline.

     (g) As of the date You signed this Agreement, You (1) have not suffered a work-related injury that You have not properly disclosed to the Company; (2)
have been paid in full all wages due and owing to You for any and all work performed for the Company and/or any of the Company Affiliates; and/or (3) have not exercised any actual or apparent authority by or on behalf of the Company and/or any of the Company Affiliates that You have not specifically disclosed to the Company.

     (h) You will not disparage in any way or make negative comments of any sort about the Company or any of the Company Affiliates, their customers, and/or their vendors, whether orally or in writing and whether to a third party or to an employee of the Company and/or the Company Affiliates.

     (i) You have returned to the Company and/or not otherwise retained any business records or documents relating to any activity of the Company and/or any of the Company Affiliates, including but not limited to files, records, documents, plans, drawings, specifications, equipment, software, pictures, and videotapes, whether prepared by You or not.

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     (j) You will participate in any investigation involving the Company, in the preparation of any legal matter involving the Company and/or any of the Company
Affiliates and/or involving any other matter that arose during Your employment with the Company, provided, however, that the Company will reimburse You for any reasonable travel and out-of-pocket expenses incurred by You in providing such cooperation.

     (k) You received this Agreement on our about April __, 2005; the Company advised You/hereby advises You that You have twenty-one (21) calendar days after the date You received this Agreement to execute it (although You may execute it sooner if You wish), the Company advised You/hereby advises You to consult with independent legal counsel before signing this Agreement, You may revoke this
Agreement within seven (7) calendar days after You sign it by returning written revocation in that time to the Company via certified mail, and this Agreement is effective and enforceable on the eighth (8th) calendar day following the date
You sign it ("Effective Date"), provided You do not earlier revoke it as provided in this paragraph.

     (l) You have read this Agreement, understand its terms, and sign it voluntarily of Your own free will and upon advice of independent legal counsel
(at Your option), without coercion or duress, and with full understanding of its significance and binding effect.

     2. The Company's Separate Agreements. In exchange for the consideration stated in this Agreement, which consideration the Company acknowledges as valid and sufficient, the Company agrees as follows:

     (a) To provide You with severance pay in the amount of two hundred ten thousand dollars and zero cents ($210,000.00), less applicable deductions and withholdings required by law. The Company will provide You such severance pay in twenty-four equal installments according to its regular payroll schedule beginning with the first payroll date after the Effective Date of this
Agreement.

     (b) Through April 30, 2005, to continue Your healthcare coverage at the same level as that at which You were enrolled on Your last day of employment, subject to generally applicable changes to such coverage that affect other
Company employees enrolled at that level. Thereafter, the Company will provide
You with appropriate COBRA notification, and, if You elect to continue coverage under COBRA, then the Company will reimburse You monthly for the premiums You pay to obtain such coverage. Once You are no longer eligible for COBRA coverage, the Company will provide You one thousand dollars and zero cents ($1,000.00) per month ("monthly payment") to assist You in obtaining healthcare coverage. The
Company will provide such monthly payment through the earlier of Your sixty fifth (65th) birthday or until You are eligible for full medicare benefits;
provided, however, that the Company's obligation to provide the monthly payment shall end immediately upon Your eligibility for healthcare coverage through any other source, of which eligibility You agree to notify the Company as soon as reasonably practicable.

     (c) To allow You issuance, as fully vested as of the Effective Date, the
45,000 restricted shares of Collins stock that are currently held in escrow. In so doing, the Company will allow You to reduce the shares issued by the amount of applicable payroll taxes to the

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nearest 100 shares, if You so choose, and the Company will pay the payroll taxes. The amount of applicable payroll taxes shall be based on the value of the restricted shares on the Effective Date. The redemption, valuation, and filing of Form 4 will occur thirty (30) days after the Effective Date based on the closing price as of that date.

     (d) If You elect to relocate from the Dallas, Texas, area within two years of the Effective Date, to reimburse You for up to ten thousand dollars and zero cents ($10,000.00) in actual moving expenses for such relocation and to pay any realtor fees associated with the sale of Your current primary residence, provided such sale occurs in connection with the relocation described herein.

     (e) To pay You five thousand dollars and zero cents ($5,000.00) to compensate You for stock options forfeited in connection with Your retirement.

     (f) If You so elect, to distribute Your deferred compensation, less applicable deductions and withholdings, currently scheduled to be distributed on
January 1, 2006. You may so elect at any time on or after May 16, 2005, through
December 1, 2005. If You do not so elect, such distribution shall occur as scheduled on January 1, 2006.

     (g) If You so elect, to transfer membership in Prairie Dunes Country Club to You on the condition that You pay any and all costs, charges, fees, etc.
related to such transfer and that You assume, pay, and hold the Company harmless from all future monthly charges, assessments, and/or expenses relating to such membership.

     3. Additional Terms. In addition to the foregoing, the parties agree:

     (a) Neither the existence of this Agreement nor anything contained in this
Agreement shall constitute an admission of any liability on the part of You, the
Company, or any of the Company Affiliates, the existence of which liability the parties expressly deny.

     (b) If any provision of ¶ 1(b)-(c) of this Agreement is ever declared unenforceable, void, invalid, or voidable as a result of a claim brought by or on behalf of You, then You agree voluntarily to repay to the Company the entire payment made under paragraph 2 of this Agreement, notwithstanding any law, regulation, or agency interpretation/opinion to the contrary.

     (c) If any provision of this Agreement other than ¶ 1(b)-(c) of this
Agreement is ever declared unenforceable, void, invalid, or voidable, then the parties intend that the validity, legality, and enforceability of the remaining provisions of this Agreement shall in no way be affected or impaired and that the remaining provisions of this Agreement shall remain valid and enforceable as written to the maximum extent permitted by law.

     (d) This Agreement contains the entire agreement between the parties with respect to the matters contemplated hereby, and no modification or waiver of any provision of this Agreement will be valid unless in writing and signed by You and the Company.

     (e) This Agreement shall be construed in accordance with the laws of the
State of Kansas, any and all actions regarding this Agreement shall be brought in the federal or state

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courts situated in that state (as applicable), and the parties hereto consent to the venue of, and the exercise of personal jurisdiction by, the federal/state courts situated in that state, notwithstanding any law or authority to the contrary.

     (f) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute together one and the same Agreement.

     (g) They are not relying on any representation of any other party not contained herein and that, in the event of any dispute concerning this
Agreement, the parties shall be considered joint authors and no provision shall be interpreted against any party because of alleged authorship.

     (h) This Agreement is binding on and inures to the benefit of the Company's successors and assigns and Your heirs and assigns, and the Company may assign this Agreement, including, but not limited to, the prohibitions in paragraph
1(h).

     (i) This Agreement shall not be strictly construed by or against either party, it being the parties' intent that this Agreement shall be interpreted as reasonable and so as to enforce the parties' intent and to preserve this
Agreement's purpose.

     (j) In any action to enforce this Agreement, in whole or in part, the party prevailing in such action shall be entitled to recover its reasonable costs and attorney's fees incurred in pursuing such action.

     IN WITNESS WHEREOF, the parties execute this Agreement on the day and year indicated below.

Date: 25 April 2005                      /s/ Larry W. Sayre
      -------------                    -----------------------------------------
                                       Larry Sayre

                                       On Behalf of the Company:

Date: 5/4/05                           By:  /s/ Donald Lynn Collins
      ------                              --------------------------------------

                                       Title:  President & CEO
                                             -----------------------------------

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